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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

      Filed Pursuant to Section 13 or 15(d) of the Securities Act of 1934

        Date of Report (Date of earliest event reported)  April 23, 1997



                           PONDER INDUSTRIES, INC.
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           (Exact name of registrant as specified in its charter)



            Delaware                   0-18656                  75-2268672
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         (State or other              (Commission              (IRS Employer
         jurisdiction of              File Number)           Identification No.)
         incorporation)


5005 Riverway Drive, Suite 550, Houston, Texas                        77056
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code    (713) 965-0653
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                               Not Applicable
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        (Former name or former address, if changed since last report)
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Item 1.  Change in Control of Registrant.

     Not Applicable.


Item 2.  Acquisition or Disposition of Assets.

     Not Applicable


Item 3.  Bankruptcy or Receivership.

     Not  Applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

     Not Applicable.


Item 5.  Other Events.

     Not Applicable.


Item 6.  Resignations of Registrant's Directors.

     Not Applicable.


Item 7.  Financial Statements and Exhibits.

     Not Applicable


Item 8.  Change in Fiscal Year.

     Not Applicable.


Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         On April 23, 1997 Ponder Industries, Inc., a Delaware corporation (the "Company") sold 761,904 shares of its common stock, $0.01 par value ("Common Stock") to OREZ Ltd., a Bermuda corporation (the "Purchaser"), in consideration for $450,000





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cash pursuant to a Regulation S Subscription Agreement dated April 23, 1997
(the "Agreement"), between the Company and the Purchaser. Pursuant to the terms of the Agreement, the Purchaser also received a warrant (the "Warrant") to purchase 389,952 shares of Common Stock at a per share exercise price of $1.08. The Warrant may be exercised at any time between August 23, 1997 and April 23, 1999. The Common Stock was not registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemptions for such registration provided under Regulation S ("Regulation S") of the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission. The Company relied upon certain representations and warranties of the Purchaser, including, among other things, as to its status as a non-U.S. person (as that term is defined in Regulation S), that it received and executed the Agreement outside of the U.S., and certain additional offering restrictions required by Rule 903 of Regulation S.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PONDER INDUSTRIES, INC.


                                        By: /s/ Eugene L. Butler
                                           ----------------------------
                                            Eugene L. Butler,
                                            President



DATE:  May 7, 1997





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